UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2012, L-3 Communications Corporation (“L-3”), a wholly-owned subsidiary of L-3 Communications Holdings, Inc. (“Holdings”, and together with L-3, the “Company”), announced group leadership changes, which are discussed in the press release attached hereto as Exhibit 99.1. In addition, the Company announced the retirement of James W. Dunn, Senior Vice President and President of L-3’s Electronic Systems Group. Mr. Dunn will remain employed by the Company for a transition period through December 31, 2012.

In connection with his retirement from the Company, the Company entered into an agreement with Mr. Dunn, pursuant to which he will be entitled to, among certain other consideration: (1) a lump sum cash payment in the amount of $925,000 in respect of Mr. Dunn’s 2012 annual cash bonus, payable when 2012 bonuses are paid to other Company employees, (2) cash payments totaling $975,000 payable in equal biweekly installments over the one-year period following Mr. Dunn’s retirement, (3) an amendment to the terms governing the approximately 6,389 restricted stock units issued to Mr. Dunn in February 2012 to deem Mr. Dunn’s retirement as meeting the requirements of the definition of “retirement” under the applicable award agreement so that the restricted stock units will continue to vest in accordance with their terms with delivery of the underlying shares on the regularly scheduled delivery dates, and (4) an amendment to the terms governing the performance unit awards granted to Mr. Dunn in February 2012 and the performance cash award granted to Mr. Dunn in February 2012 allowing Mr. Dunn’s retirement to be treated as a “retirement” constituting a “qualified termination” as defined under the applicable performance award agreements, thereby providing Mr. Dunn with an opportunity to vest in a prorated portion of the respective performance awards (subject to the Company’s actual performance over the remaining performance periods in accordance with the terms of the original award agreements). The agreement also provides for a general release of claims by Mr. Dunn in favor of the Company and a prohibition on Mr. Dunn soliciting the Company’s employees during the twelve month period following his retirement from the Company.

In addition, the Company has entered into a consulting arrangement with Mr. Dunn for a period of twelve months that commences upon his retirement whereby he will provide certain consulting services that may be requested by the Chairman, President and Chief Executive Officer of the Company from time to time. Mr. Dunn will receive a monthly fee of $25,000 in consideration for these consulting services during the consulting period and has agreed to refrain from competing with the Company while he is receiving these consulting fees.

The foregoing summary of the agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(D) EXHIBITS

Exhibit Number	Title

10.1	Retirement Agreement and General Release between Electronic Systems Group, L-3 Communications Corporation and L-3 Communications Holdings, Inc. and James W. Dunn

99.1	Press release dated June 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President Assistant General Counsel and Assistant Secretary

Dated: June 13, 2012